EXHIBIT 23

Independent Auditors’ Consent

The Board of Directors Mentor Graphics Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991, 333-81993, 333-53236, 333-53238, 333-87364, 333-91266, 333-91272, 333-110916, 333-110917 and 333-110919) and on Form S-3 (Nos. 33-52419, 33-56759, 33-60129, 333-00277, 333-02883, 333-11601, 333-98869 and 333-109885) of Mentor Graphics Corporation and subsidiaries of our reports dated January 22, 2004, except for Note 22 to the consolidated financial statements, which is as of March 8, 2004, relating to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, cash flows and stockholders’ equity and related schedule for each of the years in the three-year period ended December 31, 2003, which reports appear in the December 31, 2003 annual report on Form 10-K of Mentor Graphics Corporation and subsidiaries.

KPMG LLP

Portland, Oregon

March 10, 2004